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                                                                     EXHIBIT 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1156680

                      THE COMMONWEALTH OF MASSACHUSETTS
                           William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512


                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)


We, David A. Brown                                             *Vice President,
    ----------------------------------------------------------,

and Michael Ascione                                            *Assistant Clerk,
    ----------------------------------------------------------,

of  THE WILLIAM CARTER COMPANY
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                            (EXACT NAME OF CORPORATION)


located at   c/o Corporation Service Company, 84 State St. Boston, MA 02109
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                       (STREET ADDRESS OF CORPORATION MASSACHUSETTS)

do hereby certify that the following Restatement of the Articles of

Organization was duly adopted at a meeting held on  Aug. 15   2001  by a
                                                   ---------,   ----
vote of the directors/or.

5,000    shares of    Series A Preferred   of   5,000   shares outstanding.
--------           -----------------------    ---------
                      (TYPE, CLASS & SERIES, IF ANY)


1,000    shares of    Common               of   1,000   shares outstanding, and
--------           -----------------------    ---------
                      (TYPE, CLASS & SERIES, IF ANY)

         shares of                         of           shares outstanding,
--------           -----------------------    ---------
                      (TYPE, CLASS & SERIES, IF ANY)


** being at least a majority of each type, class or series outstanding and entitled to vote thereon:

                                   ARTICLE I
                       The name of the corporation is:


          THE WILLIAM CARTER COMPANY

                                  ARTICLE II
          The purpose of the corporation is to engage in the following business activity(ies):


          See rider attached hereto.


*Delete the inapplicable words.         **Delete the inapplicable clause.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


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                                  ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------
      WITHOUT PAR VALUE                            WITH PAR VALUE
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES       TYPE      NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
  Common:      -0-                 Common:      200,000              $0.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:   -0-                 Preferred:   -0-                  ---
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     N/A

                                  ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     None.






                                  ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     See rider attached hereto.








**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

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                                                      The William Carter Company
                                          Employer Identification No. 04-1156680

ARTICLE II.

The purposes for which the corporation is formed are as follows:

     (a) To manufacture, produce, buy, sell, export, import, and otherwise deal in any and all kinds of merchandise, yarns, threads, textile fabrics, clothing, underclothing, wearing apparel of every kind, all articles, materials and supplies used or capable of being used in such manufacture or dealing, the products and by-products of the same, and all equipment and materials necessary or useful in manufacturing or marketing merchandise.

     (b) To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph

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ARTICLE VI.

Other Lawful Provisions

     6.1 The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     6.2 The corporation may carry on any business, operation or activity referred to in Article 2 through a wholly or partly owned subsidiary.

     6.3 The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     6.4 The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     6.5 Meetings of the stockholders may be held anywhere in the United
States.

     6.6 Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     6.7 The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     6.8 The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     6.9 (a) A director who has a financial, family or other interest in a contract or other transaction may be counted for purposes of establishing the existence of a quorum at a meeting

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of the board of directors (or of a committee of the board of directors) at which action with respect to the transaction is taken and may vote to approve the transaction and any related matters.

                  (b) A contract or other transaction in which a director or officer has a financial, family or other interest shall not be void or voidable for that reason, if any one of the following is met:

                           (1) The material facts as to the director's or
                  officer's interest are disclosed or are known to the board of directors or committee of the board of directors acting on the transaction, and the board or committee authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested directors (or, if applicable, the sole disinterested director) on the board of directors or committee, as the case may be, even though the disinterested directors be less than a quorum; or

                           (2) The material facts as to the director's or
                  officer's interest are disclosed or are known to the holders of the shares of the corporation's capital stock then entitled to vote for directors, and such holders, voting such shares as a single class, by a majority of the votes cast on the question, specifically authorize, approve or ratify the transaction; or

                           (3) The transaction was fair to the corporation as
                  of the time it was entered into by the corporation.

     A failure to meet any of the requirements in subparagraphs (1), (2) or (3) shall not create an inference that the transaction is void or voidable for that reason.

                  (c) The directors shall have the power to fix from time to time their own compensation.

     6.10 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     6.11 The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law, the general laws of said Commonwealth or Article 2.

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ARTICLE VIII(b).

The name, residential address and post office address of each director and officer of the corporation is as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                           NAME                  RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
------------------------------- ---------------------------- ---------------------------- ----------------------------
President, Chief Executive      Frederick J. Rowan, II       4280 Olde Mill Lane
Officer and Chairman of the                                  Atlanta, GA  30342
Board of Directors:
------------------------------- ---------------------------- ---------------------------- ----------------------------
Treasurer:                      Michael D. Casey             185 Old Ivy
                                                             Fayetteville, GA 30215
------------------------------- ---------------------------- ---------------------------- ----------------------------
Clerk, Vice President and       David A. Brown               4240 East Conway Drive, NW
Director:                                                    Atlanta, GA  30327
------------------------------- ---------------------------- ---------------------------- ----------------------------
Assistant Clerk:                Michael Ascione              c/o Berkshire Partners
                                                             One Boston Place
                                                             Boston, MA  02108-4401
------------------------------- ---------------------------- ---------------------------- ----------------------------
Director:                       Joseph Pacifico              4279 Olde Mill Lane
                                                             Atlanta, GA  30342
------------------------------- ---------------------------- ---------------------------- ----------------------------
Director:                       Bradley M. Bloom             c/o Berkshire Partners
                                                             One Boston Place
                                                             Boston, MA  02108-4401
------------------------------- ---------------------------- ---------------------------- ----------------------------
Director:                       Ross M. Jones                c/o Berkshire Partners
                                                             One Boston Place
                                                             Boston, MA  02108-4401
------------------------------- ---------------------------- ---------------------------- ----------------------------
Director:
------------------------------- ---------------------------- ---------------------------- ----------------------------
Director:
------------------------------- ---------------------------- ---------------------------- ----------------------------

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                                 ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.
     Effective upon filing.

                                 ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:
     c/o Corporation Service Company, 84 State St. Boston, MA 02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                 NAME         RESIDENTIAL ADDRESS         POST OFFICE ADDRESS

President:                 See rider attached hereto.

Treasurer:

Clerk:

Directors:






- The fiscal year (I.E., tax year) of the corporation shall end on the last day of the month of:
  December

- The name and business address of the resident agent, if any, of the corporation is:
  Corporation Service Company, 84 State St. Boston, MA 02109


We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:
Article III is amended to increase the authorized stock.
Article IV is amended to change the description of authorized stock.
Article VI is amended and replaced in its entirety.


SIGNED UNDER THE PENALTIES OF PERJURY, this  15th  day of    August   , 2001 .
                                            ------        ------------  -----

We, David A. Brown                                             *Vice President,
    ----------------------------------------------------------,

and Michael C. Ascione                                         *Assistant Clerk,
    ----------------------------------------------------------,

*[ILLEGIBLE] THE INAPPLICABLE WORDS.
** IF THERE ARE NO AMENDMENTS, STATE "NONE".

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                      THE COMMONWEALTH OF MASSACHUSETTS

                      RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)


               ================================================


               I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $7,120 having been paid, said articles are deemed to have been filed with me this 15th day of August, 2001.




               EFFECTIVE DATE:
                               ------------------------------------------------


                        /s/ William Francis Galvin


                            WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH


                        ===============================
                             A TRUE COPY ATTEST

                        /s/ William Francis Galvin

                           WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH

                         DATE 8/16/01   CLERK [ILLEGIBLE]
                             ---------       ------------
                        =================================


                       TO BE FILLED IN BY CORPORATION
                    Photocopy of document to be sent to:


Lane Percival, Senior Paralegal
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Ropes & Gray, One International Place
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Boston, MA 02110
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Telephone: 617-951-7000
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